Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”), dated as of April 25, 2008, by and between IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company” or “Buyer”), and Esprit Co Ltd., a corporation organized and existing under the laws of Japan (the “Seller”).

W I T N E S S E T H

WHEREAS, the Company and Seller are parties to the Binding Term Sheet, dated December 20, 2007 (the “Term Sheet”), pursuant to which the Company is purchasing Seller;

WHEREAS, the parties wish to terminate the Term Sheet as provided herein.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties hereby agree as follows:

1.	TERMINATION OF THE TERM SHEET

Due to US market conditions, the parties agree to terminate the Term Sheet. There are no fees, cash payments or stock issuances required by the Company or the Seller.

2.	MISCELLANEOUS.

a.	This Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

The foregoing Amendment is hereby executed effective as of the date first set first set forth above.

IA Global, Inc.	Esprit Co Ltd.

/s/ Derek Schneideman	/s/ Paul Goldsmith
Derek Schneideman, CEO	Paul Goldsmith, President